ESCROW AGREEMENT

          This Agreement is entered into as of this 6th day of April, 2000, by and among Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), Allstar Systems, Inc., a Delaware corporation ("Allstar"), and Compass Bank, a bank organized under the laws of the State of Alabama, as escrow agent (the "Escrow Agent").

                                    RECITALS

     A. Pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of March 16, 2000, among Amherst Southwest, Allstar and Amherst Technologies, L.L.C., as amended by Amendment No. 1 to Asset Purchase Agreement, Amherst Southwest is acquiring certain assets of Allstar's CP Division and El Paso IT Business. Capitalized terms used in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

     B. The execution and delivery of this Escrow Agreement is required by Amendment No. 1 to Asset Purchase Agreement, which requires Amherst Southwest to deposit the sum of Five Hundred Thousand Dollars ($500,000) (the "Escrow Fund") with the Escrow Agent pursuant to the terms of the Purchase Agreement and this Escrow Agreement.

     NOW THEREFORE, in consideration of the promises and covenants set forth below, the parties hereto agree as follows:

1. Appointment; Delivery of Escrow Fund at Closing. Upon the terms and subject to the conditions of this Escrow Agreement and the Voting Agreement, Amherst Southwest and Allstar hereby appoint the Escrow Agent to act as escrow agent with respect to the Escrow Fund (which shall include any earnings thereon), and the Escrow Agent hereby accepts such appointment and agrees to hold and deliver the Escrow Fund in accordance with the terms and provisions hereof. The Escrow Fund shall be held by the Escrow Agent in a separate account for the benefit of Amherst Southwest and Allstar as provided in this Escrow Agreement.

2. Disbursement of Escrow Fund. The Escrow Agent shall disburse the Escrow Fund in accordance with (1) the joint written instructions of Allstar and
Amherst Southwest, or (2) the terms of any arbitration or Court order obtained pursuant to Section 3 hereof. Allstar and Amherst Southwest acknowledge their respective obligations to provide joint written instructions for the disbursement of the Escrow Fund pursuant to the terms of the Purchase Agreement.


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3.   Resolution of Disputed Claims.

     (a) All disputes arising out of or relating to (i) this Agreement or any notice or instrument delivered pursuant to the terms hereof, or the transactions contemplated hereby, or (ii) the validity, interpretation, breach, or violation or termination hereof (including disputes arising under this Section 3 (each a "Dispute"), shall be finally and solely determined and settled by a nationally recognized certified public accounting firm selected by mutual agreement of the Parties, which firm is not rendering (and during the preceding two-year period, has not rendered) services to any of the parties or their respective Affiliates (the "Arbitrating Accountant"). In connection with the resolution of any Dispute hereunder, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The award of the Arbitrating Accountant shall be (1) the sole and exclusive remedy of the parties, (2) enforceable in any court of competent jurisdiction and (3) final and binding (absent manifest error) on the parties hereto. Amherst Southwest, on the one hand, and Allstar, on the other hand, shall each pay one-half of the fees and expenses of the Arbitrating Accountant with respect to any Dispute.

     (b) In the event that Allstar and Amherst Southwest are unable to mutually agree on the Arbitrating Accountant within thirty (30) days, the Dispute shall be finally and solely determined and settled by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association and this Section 3. Such arbitration shall be conducted by a single arbitrator, whom Allstar and Amherst Southwest shall request to be experienced in legal, financial and accounting matters. In any such arbitration proceedings, the arbitrator shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court for the Southern District of Texas. The arbitrator may proceed to an award notwithstanding the failure of any party to participate in such proceedings. The prevailing party in the arbitration proceeding shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrator. The award of the arbitrator shall be (i) the sole and exclusive remedy of the parties, (ii) enforceable in any court of competent jurisdiction and (iii) final and binding (absent manifest error) on the parties hereto.

4. Inspection of Escrow Records. At any time during the Escrow Agent's regular business hours, Amherst Southwest or Allstar may inspect the Escrow Agent's records insofar as they relate to the Escrow Fund, to determine whether the Escrow Agent is complying with the provisions of this Escrow Agreement. Within 30 days of the end of each calendar quarter during the period in which the Escrow Fund is held by Escrow Agent, the Escrow Agent shall send quarterly statements to Amherst Southwest and Allstar detailing any earnings on the Escrow Fund for such calendar quarter and for all periods since the deposit of the Escrow Fund with the Escrow Agent.

5. Investment of Escrow Fund. The Escrow Agent shall invest and reinvest the Escrow Fund and any earnings thereon in the Expedition Investor Services Shares, unless otherwise instructed in writing by Amherst Southwest and Allstar.

6. Resignation of Escrow Agent. Notwithstanding any other provisions of this Escrow Agreement, the Escrow Agent may resign as Escrow Agent at any time by notifying the parties hereto, and until a successor escrow agent is appointed by Amherst Southwest and Allstar and accepts such appointment, the Escrow Agent's only duty shall be to hold the funds in accordance with the terms of this Agreement. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the Escrow Agent may, notwithstanding the provisions of Section 3, and at the expense of Amherst Southwest and Allstar, petition any court of competent jurisdiction for the appointment of a successor escrow agent.

7.   Liability  of Escrow  Agent;  Advice of Counsel;  Indemnification.

     (a) The Escrow Agent shall be obligated to perform only the duties described in this Escrow Agreement. The Escrow Agent may rely on any instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized, nor for any action taken or omitted by it in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

     (b) The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating thereto, and be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

     (c) Amherst Southwest and Allstar agree to hold the Escrow Agent harmless and indemnify the Escrow Agent against any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnities in this Section 7 shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.


8. Escrow Agent's Fee. The Escrow Agent shall be entitled to compensation for its services at an annual fee equal to $5000.00, payable as mutually agreed by the parties. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement and shall be borne equally by Allstar and Amherst Southwest. Should litigation or arbitral proceedings be instituted by or against any of the parties hereto requiring additional duties of the Escrow Agent, or appearance in court or before an arbitrator, the Escrow Agent shall be reimbursed in equal shares by Allstar and Amherst Southwest for its services and for its reasonable expenses incurred therein.

9. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to Allstar:

               Allstar Systems, Inc.
               6401 Southwest Freeway
               Houston, TX  77074
               Attention:  James H. Long
               Facsimile:  713-795-2204

               With a copy to:

               Porter & Hedges, L.L.P.
               700 Louisiana, Suite 3500
               Houston, Texas  77002
               Attention:  Nick D. Nicholas
               Facsimile:  713-228-1331

               If to Amherst Southwest:

               Amherst Computer Products Southwest, LP
               10 Columbia Drive
               Amherst, NH  03031
               Attention:  Chief Financial Officer
               Facsimile:  603-578-0061

               With a copy to:

               Suzanne L. Saxman
               D'Ancona & Pflaum LLC
               111 E. Wacker Drive,
               Suite 2800
               Chicago, IL 60601
               Facsimile:  312-602-3064

               If to the Escrow Agent:

               Compass Bank
               2001 Kirby Drive
               Houston, Texas 77019
               Attention: Tom Collins
               Facsimile: (713) 831-5746

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, request, demands, claims, and other communications hereunder are to be delivered by the other Parties notice in the manner herein set forth.

10. Termination. The Escrow Agent's duties pursuant to this Escrow Agreement shall be terminated upon the full and final release of the Escrow Fund and all earnings thereon in accordance with the provisions of this Escrow Agreement, and thereupon this Escrow Agreement shall expire and be of no further force or effect (except to the extent any provisions hereof expressly survive such termination).

11. Modifications and Waivers. Any change, amendment, supplement, modification or waiver of any provision of this Escrow Agreement shall be valid and binding only if it is in writing and signed by the parties hereto. No waiver of any breach, term or condition of this Escrow Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

12. Payments. All disbursements made by the Escrow Agent pursuant to this Escrow Agreement shall be made by wire transfer of immediately available funds to accounts designated in writing by the party entitled to such funds.

13. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Severability. If any provisions of this Escrow Agreement or the application of such provision to any person or circumstance shall be held invalid by a court or arbitrator of competent jurisdiction, then the remainder of this Escrow Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court or arbitrator, shall not be affected thereby so long as the parties' manifest intent under this Escrow Agreement is not defeated.

15. Governing Law; Binding Effect. This Escrow Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Delaware without regard to conflicts of law principles. This Escrow Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

16. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Fund including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damage or other losses that the Escrow Agent may be otherwise entitled to collect from any party to this Escrow Agreement.

17. Time is of the Essence. Time is of the essence in the performance of this Agreement.


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         IN WITNESS WHEREOF,  the parties have executed this Escrow Agreement as of the date first written above.

AMHERST COMPUTER PRODUCTS                    ALLSTAR SYSTEMS, INC.
SOUTHWEST, LP


By:      /s/ Gerald Birin                    By:      /s/ James H. Long

Its:              CFO                        Its:     President/CEO


COMPASS BANK

By:      /s/ G. Tom Collins

Its:         Vice President